Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	R. Bruce Gemmill
703-481-4567

MainStreet Bancshares, Inc. Trading on Nasdaq

Fairfax, VA — MainStreet Bancshares, Inc. (Nasdaq: MNSB), the holding company for MainStreet Bank, announced that its Form 10 Registration Statement as filed with the U.S. Securities and Exchange Commission (the “SEC”) has become effective and that its shares of common stock are now trading on the Nasdaq Capital Market.

The Company’s shares previously traded on the OTCQX under the same symbol – MNSB.

Jeff W. Dick, Chairman and Chief Executive Officer of the Company, said, “We are very excited to migrate to the Nasdaq Capital Market. Our market cap is currently just over $175 million, and our goal is to create more liquidity in our shares for our stockholders. The timing is perfect as indices such as the Russell 2000 begin ranking US companies in early May for inclusion in their June 2019 index.”

The Company is subject to the reporting requirements of the SEC, and specifically of the Securities Exchange Act of 1934, as amended. This means the Company will file annual reports with the SEC on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and subject itself to additional reporting obligations related to proxies, shareholder actions and stock ownership rules.

The Form 10 filing provided investors detailed and audited information about the Company’s operations, including an overview of the business strategies, risk factors, and financial statements. The ongoing obligation to timely file with the SEC will help the Company’s new and current investors make informed and educated investment decisions about the Company. A copy of the Form 10 is available at www.sec.gov under the name of MainStreet Bancshares, Inc.

ABOUT MAINSTREET BANK

MainStreet Bank is a $1.1 billion community bank that serves the Washington, DC metropolitan area. The bank was formed in 2004 and operates six branches in Herndon, Fairfax, Fairfax City, McLean, Leesburg and Clarendon. A seventh branch is scheduled to open in Washington, DC in 2019.

MainStreet has 55,000 free ATMs and a fully integrated online and mobile banking solution. The Bank is not restricted by a conventional branching system, as it can offer business customers the ability to Put Our Bank in Your Office®. With robust and easy-to-use online business banking technology, MainStreet has “put our bank” in well over 1,000 businesses in the Metropolitan area.

MainStreet has a full complement of payment system services for third party payment providers. MainStreet has a nationally known market leader on-staff ready to help payment providers create a solution perfect for their needs.

MainStreet has a robust line of business and professional lending products, including government contracting lines of credit, commercial lines and term loans, residential and commercial construction and commercial real estate. MainStreet also works with the SBA to offer 7A and 504 lending solutions. From mobile banking and Apple Pay to instant-issue Debit Cards, MainStreet Bank is always looking for ways to improve its customer experience.

MainStreet Bank was the first community bank in the Washington, DC Metropolitan area to offer a full online business banking solution. MainStreet Bank was also the first bank headquartered in the Commonwealth of Virginia to offer CDARS – a solution that provides up to $140 million in FDIC insurance. Further information on the Bank can be obtained by visiting its website at mstreetbank.com.

This release contains forward-looking statements, including our expectations with respect to future events that are subject to various risks and uncertainties. The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. Factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations include: fluctuation in market rates of interest and loan and deposit pricing, adverse changes in the overall national economy as well as adverse economic conditions in our specific market areas, maintenance and development of well-established and valued client relationships and referral source relationships, and acquisition or loss of key production personnel. These and other important risk factors are described more fully in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”), including under Item 1A. Risk Factors, in our Registration Statement on Form 10 filed with the SEC on February 15, 2019.

We caution readers that the list of factors above is not exclusive. The forward-looking statements are made as of the date of this release, and we may not undertake steps to update the forward-looking statements to reflect the impact of any circumstances or events that arise after the date the forward-looking statements are made. In addition, our past results of operations are not necessarily indicative of future performance.